EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (Registration No. 333-234603) on Form S-1 of our report dated March 29, 2019 relating to the December 31, 2018 and 2017 consolidated financial statements which appear in Celsion Corporations’ Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-K for the fiscal year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ WithumSmith+Brown, PC

Princeton, New Jersey

November 22, 2019